EXHIBIT 99.1

Cardtronics Announces First Quarter 2009 Results

HOUSTON, April 30, 2009 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM), the world's largest non-bank operator of ATMs, today announced its financial and operational results for the quarter ended March 31, 2009.

Key financial and operational statistics related to the quarter include:

 * Consolidated revenues of $115.3 million, down 4% from the first quarter of 2008.  Excluding the impact of negative foreign currency exchange rate movements, consolidated revenues were up over 1% from the first quarter of 2008.
 * Adjusted EBITDA of $22.5 million, up 19% from the first quarter of
   2008
 * Adjusted Net Income of $3.4 million, up from $1.5 million in the first quarter of 2008
 * GAAP Net Loss of $5.1 million compared to $4.6 million in the first quarter of 2008
 * Continued improvements in several key operating metrics versus the first quarter of 2008:
   -- Average number of transacting ATMs increased by 2%
   -- Total transactions increased by 7%
   -- Total cash withdrawal transactions increased by 7%
   -- Cash withdrawal transactions per ATM per month increased by 5%

Recent highlights include:

 * The announcement that Costco Wholesale Corporation ("Costco") and
   Cardtronics extended their ATM placement agreement, making
   Cardtronics ATMs available in 97% of the 400 Costco locations throughout the U.S.
 * The deployment of 120 ATMs in high-transacting locations under the
   Company's contract with Welcome Break, a leading operator of motorway rest stops in the United Kingdom.
 * The continued transitioning of the Company's domestic ATM portfolio over to its in-house electronic funds transfer ("EFT") transaction processing platform.  Additionally, during the first quarter, the
   Company began converting its ATMs located in Mexico over to its EFT processing platform and expects to complete this initiative by the end of the second quarter. As of March 31, 2009, the Company was processing transactions for over 28,750 ATMs.
 * The continued transitioning of the Company's ATMs in the United
   Kingdom over to its in-house armored courier operation.  As of today, this operation is servicing approximately 500 of the
   Company's ATMs in that market.
 * Continued strong liquidity and access to capital, with over $118 million in available borrowing capacity under the Company's revolving credit facility with leading financial institutions.

"Our first quarter operating results continued to demonstrate the stability and resiliency of our operating model," commented Fred Lummis, Cardtronics' Chairman of the Board and interim Chief Executive Officer. "In what is traditionally our weakest quarter of the year, all of our operating segments generated stronger than expected results, continuing the trend that we saw at the end of 2008. While we are clearly mindful of the macroeconomic challenges currently facing all companies, including ourselves, we are encouraged by the relative strength that we continue to see in our business."

FIRST QUARTER RESULTS

For the first quarter of 2009, revenues totaled $115.3 million, representing a 4% decrease from the $120.6 million in revenues generated during the first quarter of 2008. This decrease was primarily driven by unfavorable foreign currency exchange rate movements from 2008 to 2009 and a decline in equipment sales related to the Company's domestic operations, as merchants and financial institutions appeared less willing to spend capital in the current economic environment. Although the decline in equipment sales negatively impacted the year-over-year revenue comparison, the gross profit impact of such decline was negligible. Excluding the impact of foreign currency exchange rate movements, year-over-year revenues would have increased by approximately 1%.

Adjusted EBITDA totaled $22.5 million for the first quarter of 2009, compared to $19.0 million for the first quarter of 2008, and Adjusted Net Income totaled $3.4 million ($0.09 per diluted share), compared to Adjusted Net Income of $1.5 million ($0.04 per diluted share) for the first quarter of 2008. These increases were primarily attributable to lower costs of revenues incurred by the Company's United States and United Kingdom operations. Significant items contributing to the decline in costs of revenues included (1) foreign currency exchange rate movements, (2) lower vault cash rental costs due to lower benchmark interest rates, (3) lower domestic merchant fees due to the slight decline in the average number of transacting ATMs in the United States, and (4) the continued conversion of the Company's ATM portfolio to its in-house EFT processing platform, which resulted in lower processing costs. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

The GAAP net loss for the first quarter totaled $5.1 million, compared to the net loss of $4.6 million during the same period last year. The net loss for the first quarter of 2008 includes $1.2 million in severance costs associated with the departure of the Company's former Chief Executive Officer in March 2009 and $2.1 million of losses on the disposal of assets due to certain optimization efforts undertaken by the Company. These optimization efforts resulted in the identification and deinstallation of numerous underperforming ATMs, which are expected to be redeployed under separate ATM operating agreements.

2009 GUIDANCE

At this time, the Company is not altering the guidance it previously issued regarding its anticipated full-year 2009 results, which was:

 * Revenues of $460 million to $470 million,
 * Overall gross margins of approximately 24% to 24.5%,
 * Adjusted EBITDA of $75 million to $80 million,
 * Depreciation and accretion expense of $37 million to $38 million,
 * Cash interest expense of $30 million to $31 million,
 * Adjusted Net Income of $0.12 to $0.22 per diluted share, based on approximately 39 million diluted shares outstanding (which does not reflect the potential impact of the Company's share repurchase program), and
 * Capital expenditures of approximately $25 million, net of minority interest.

The above guidance excludes the impact of certain one-time items as well as $5.0 million of anticipated stock-based compensation expense and approximately $17.0 million of intangible asset amortization expense. Additionally, the above guidance is based on average foreign currency exchange rates of $1.40 U.S. to GBP1.00 U.K. and $14.00 Mexican pesos to $1.00 U.S. during 2009.

LIQUIDITY AND SHARE REPURCHASE PROGRAM

The Company continues to maintain a very strong liquidity position despite the weaknesses seen in the broader economy and financial markets. The Company's $175.0 million revolving credit facility does not expire until May 2012 and is led by a syndicate of leading banks. As of March 31, 2009, the Company had $48.5 million of debt outstanding under this facility and $8.1 million in letters of credit posted under the facility, leaving $118.4 million in available, committed funding. The Company is currently in compliance with the covenants contained within this facility and would continue to be in compliance even in the event of substantially higher borrowings or substantially lower Adjusted EBITDA amounts. The Company's remaining indebtedness includes $0.8 million of capital leases in the United States, $5.5 million of equipment loans in Mexico, and $296.8 million in senior subordinated notes, net of discount. These fixed rate notes require no amortization prior to their August 2013 maturity date and contain no maintenance covenants and only limited incurrence covenants under which the Company has considerable flexibility.

Given the financial flexibility outlined above and the free cash flow expected to be generated by the Company during 2009, in February 2009, the Company's board of directors approved a share repurchase program authorizing up to $10.0 million in share repurchases with an expiration date of March 31, 2010. However, because the approval of the share repurchase program occurred in such close proximity to the date the trading window closed for insider transactions, the Company has not yet repurchased any shares pursuant to this program.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, and Adjusted Net Income are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and, therefore, may not be comparable to similarly titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of net loss to EBITDA, Adjusted EBITDA, and Adjusted Net Income is presented in tabular form at the end of this press release.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank operator of ATMs. Cardtronics operates over 33,100 ATMs across its portfolio, with ATMs in every major market in the United States, over 2,575 ATMs throughout the United Kingdom, and approximately 2,100 ATMs throughout Mexico. Major merchant clients include 7-Eleven(r), Chevron(r), Costco(r), CVS(r)/pharmacy, Duane Reade(r), ExxonMobil(r), Rite Aid(r), Safeway(r), Sunoco(r), Target(r), and Walgreens(r). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit. Approximately 10,200 Cardtronics owned and operated ATMs currently feature bank brands. For more information, please visit the Company's website at http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our first quarter financial results and the underlying business events which generated those results. They include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to trends in ATM usage and alternative payment options; network security related to our EFT and third party processing platforms; changes in the ATM transaction fees the Company receives; decreases in the number of ATMs that can be placed with the Company's top merchants; the Company's reliance on third parties for cash management and other key outsourced services; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; the Company's ability to continue to execute its growth strategies; risks associated with the acquisition of other ATM networks; increased industry competition; increased regulation and regulatory uncertainty; changes in ATM technology; changes in foreign currency rates; and general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

                  Consolidated Statements of Operations
           For the Three Months Ended March 31, 2009 and 2008
                              (Unaudited)

                                               Three Months Ended
                                                    March 31,
                                          ----------------------------
                                              2009            2008
                                          ------------    ------------
                                          (In thousands, except share
                                            and per share information)
 Revenues:
 ATM operating revenues                   $    113,580    $    116,297
 ATM product sales and other revenues            1,765           4,278
                                          ------------    ------------
  Total revenues                               115,345         120,575
 Cost of revenues:
 Cost of ATM operating revenues
  (exclusive of depreciation, accretion,
  and amortization shown separately
  below)                                        82,229          89,101
 Cost of ATM product sales and other
  revenues                                       1,814           4,164
                                          ------------    ------------
  Total cost of revenues                        84,043          93,265
  Gross profit                                  31,302          27,310
 Operating expenses:
 Selling, general, and administrative
  expenses (1)                                  10,855           8,551
 Depreciation and accretion expense              9,639           9,082
 Amortization expense                            4,527           4,503
 Loss on disposal of assets                      2,108           1,193
                                          ------------    ------------
  Total operating expenses                      27,129          23,329
 Income from operations                          4,173           3,981
 Other expense (income):
 Interest expense, net                           8,279           8,140
 Other income                                      (86)           (132)
                                          ------------    ------------
  Total other expense                            8,193           8,008
 Loss before income taxes                       (4,020)         (4,027)
 Income tax expense                              1,017             565
                                          ------------    ------------
 Net loss                                       (5,037)         (4,592)
 Net income attributable to
  noncontrolling interests                          31              --
                                          ------------    ------------
 Net loss attributable to controlling
  interests and available to common
  shareholders                            $     (5,068)   $     (4,592)
                                          ============    ============

 Net loss per common share - basic and
  diluted                                 $      (0.13)   $      (0.12)
                                          ============    ============

 Weighted average shares outstanding -
  basic and diluted                         38,960,083      38,589,878
                                          ============    ============

 --------------
 (1) Selling, general, and administrative expenses for the three months ended March 31, 2009 includes $1.2 million in severance costs associated with the departure of the Company's former Chief Executive
 Officer in March 2009 and $0.7 million of incremental stock-based compensation expense associated with the additional restricted stock and option awards granted in 2008 and 2009.

                     Consolidated Balance Sheets
                As of March 31, 2009 and December 31, 2008

                                                March 31,  December 31,
                                                  2009         2008
                                                ---------    ---------
                                               (Unaudited)    (Audited)
                                                    (In thousands)

 Assets
 Current assets:
  Cash and cash equivalents                     $   9,451    $   3,424
  Accounts and notes receivable, net               22,844       25,317
  Inventory                                         3,050        3,011
  Restricted cash, short-term                       2,938        2,423
  Prepaid, deferred costs, and other current
   assets                                          12,750       17,273
                                                ---------    ---------
   Total current assets                            51,033       51,448
 Property and equipment, net                      147,267      154,829
 Intangible assets, net                           103,582      108,327
 Goodwill                                         163,518      163,784
 Prepaid and other assets                           3,512        3,839
                                                ---------    ---------
    Total assets                                $ 468,912    $ 482,227
                                                =========    =========

 Liabilities and Stockholders' Deficit
 Current liabilities:
  Current portion of long-term debt             $   1,466    $   1,373
  Current portion of capital lease obligations        697          757
  Current portion of other long-term liabilities   21,525       24,302
  Accounts payable and other accrued and
   current liabilities                             60,764       72,386
                                                ---------    ---------
   Total current liabilities                       84,452       98,818
 Long-term liabilities:
   Long-term debt, net of current portion         349,372      344,816
   Capital lease obligations, net of current
    portion                                            96          235
   Deferred tax liability, net                     12,619       11,673
   Asset retirement obligations                    21,461       21,069
   Other long-term liabilities                     23,571       23,967
                                                ---------    ---------
    Total liabilities                             491,571      500,578
 Stockholders' deficit                            (22,659)     (18,351)
                                                ---------    ---------
    Total liabilities and stockholders' deficit $ 468,912    $ 482,227
                                                =========    =========

                              Key Operating Metrics
                                  (Unaudited)

                                Three Months Ended    Three Months
                                     March 31,       Ended December 31,
                                 ------------------  -----------------
                                   2009       2008           2008
                                 -------    -------  -----------------
 Average number of transacting
  ATMs:
 United States: Company-owned     18,257     17,854             18,075
 United States: Merchant-owned    10,145     10,947             10,392
 United Kingdom                    2,544      2,252              2,527
 Mexico                            2,094      1,422              2,070
                                 -------    -------  -----------------
  Total average number of
   transacting ATMs               33,040     32,475             33,064
                                 =======    =======  =================

                                 Three Months Ended
                                      March 31,
                                 ------------------
                                   2009       2008
                                 -------    -------
 Total transactions (in
  thousands)                      89,371     83,457
 Total cash withdrawal
  transactions (in thousands)     57,564     53,890
 Monthly cash withdrawal
  transactions per ATM               581        553

 Per ATM per month amounts:
 ATM operating revenues (1)      $ 1,146    $ 1,194
 Cost of ATM operating
  revenues (2)                       830        915
                                 -------    -------
  ATM operating gross profit (3) $   316    $   279
                                 =======    =======

 ATM operating gross margin (2)    27.6%      23.4%

 Capital expenditures, net of
  noncontrolling interests
 (in thousands)                  $ 4,358    $26,064

 (1)The decline in ATM operating revenues per ATM per month was due to foreign currency exchange rate movements between the first quarter of 2008 and the first quarter of 2009.

 (2)Amounts presented exclude the effects of depreciation,
    accretion, and amortization expense, which are presented separately in our consolidated statements of operations.

 (3)ATM operating gross profit is a measure of profitability that uses only the revenue and expenses that relate to operating the ATMs in our portfolio. Revenues and expenses from ATM equipment sales and other ATM-related services are not included.

       Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and
                           Adjusted Net Income
         For the Three Months Ended March 31, 2009 and 2008
                               (Unaudited)
                                                 Three Months Ended
                                                      March 31,
                                              ------------------------
                                                 2009          2008
                                              ----------    ----------
                                           (In thousands, except share
                                               and per share amounts)
 Net loss                                     $   (5,068)   $   (4,592)
 Adjustments:
  Interest expense, net                            7,711         7,632
  Amortization of deferred financing costs
   and bond discounts                                568           508
  Income tax expense                               1,017           565
  Depreciation and accretion expense               9,639         9,082
  Amortization expense                             4,527         4,503
                                              ----------    ----------
 EBITDA                                       $   18,394    $   17,698
                                              ----------    ----------

 Add back:
  Loss on disposal of assets (1)                   2,108         1,193
  Other income                                       (86)         (132)
  Noncontrolling interests                          (298)          (48)
  Stock-based compensation expense                 1,058           266
  Other adjustments to cost of ATM operating
   revenues (2)                                      183           338
  Other adjustments to selling, general, and
   administrative expenses (3)                     1,186          (345)
                                              ----------    ----------
 Adjusted EBITDA                              $   22,545    $   18,970
                                              ----------    ----------
 Less:
  Interest expense, net                            7,711         7,632
  Depreciation and accretion expense               9,639         9,082
  Income tax expense (at 35%)                      1,818           790
                                              ----------    ----------
 Adjusted Net Income                          $    3,377    $    1,466
                                              ==========    ==========

 Adjusted Net Income per share                $     0.09    $     0.04
                                              ==========    ==========
 Adjusted Net Income per diluted share        $     0.09    $     0.04
                                              ==========    ==========

 Weighted average shares outstanding - basic  38,960,083    38,589,878
                                              ==========    ==========
 Weighted average shares outstanding -
   diluted                                    39,258,250    39,819,023
                                              ==========    ==========

(1)   Primarily comprised of losses on the disposal of fixed
      assets that were incurred in conjunction with the deinstallation of ATMs during the periods.

(2)   For the three month periods ended March 31, 2009 and 2008, other adjustments to cost of ATM operating revenues primarily consisted of costs associated with the continued conversion of
      ATMs in the Company's portfolio over to its in-house EFT
      processing platform and development costs associated with the start-up of the Company's in-house armored operation in the
      United Kingdom.

(3)   For the three months ended March 31, 2009, other
      adjustments to selling, general, and administrative expenses primarily consisted of severance costs associated with departure of the Company's former Chief Executive Officer in March 2009
      For the three months ended March 31, 2008, other adjustments to selling, general, and administrative expenses consisted of a write-off of acquisition-related costs.

CONTACT:  Cardtronics, Inc.
          Investors:
          J. Chris Brewster, Chief Financial Officer
            832-308-4128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            832-308-4131
            joel.antonini@cardtronics.com